CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report in this post effective Amendment No. 1 to the Form SB-2 Registration Statement, relating to the consolidated financial statements of Global Axcess Corp. and Subsidiaries for the year ended December 31, 2005, which appears in such Registration Statement. We also consent to the reference of our firm under the caption "Experts" in such Registration Statement.

Kirkland, Russ, Murphy & Tapp P.A.

KIRKLAND, RUSS, MURPHY & TAPP, P.A.
February 9, 2007